UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2006, Sipex Corporation ("Sipex") entered into a definitive Master Agreement with Hangzhou Silan Microelectronics Co., Ltd. and Hangzhou Silan Integrated Circuit Co. Ltd. (collectively "Silan"). This transaction is related to the transaction Sipex announced in its Form 8-K filed on September 2, 2005, which reported that the Board of Directors of Sipex had approved a plan to close its wafer fabrication operations located in Milpitas, California and that Sipex and Silan would work together to enable Silan to manufacture semiconductor wafers using Sipex’s process technology. The Master Agreement also contemplates the simultaneous entry into a Production Equipment Sale Agreement, Process Technology Transfer and License Agreement, Wafer Supply Agreement and Product License Agreement covering fabrication equipment sales, process technology transfers and related licensing, foundry manufacturing and product licenses, respectively. All of these agreements, except the Master Agreement, are collectively referred to as the Transaction Agreements ("Transaction Agreements").

The Master Agreement stipulates the definitions of certain terms used in the Transaction Agreements and related interpretations as well as the timeline of specific documents to be completed and delivered. The Master Agreement also provides for additional covenants including compliance with the United States export controls and Chinese import controls, confidentiality of information, representations and warranties, indemnification and limitation of liability provisions, and dispute resolution. The Master Agreement will expire when the last Transaction Agreement terminates. In addition, all Transaction Agreements and the Master Agreement will expire if either the Wafer Supply Agreement or the Product License Agreement terminate.

Under the Production Equipment Sale Agreement, Sipex will deliver certain specified equipment to Silan after all process qualifications have been completed under the Process Technology Transfer and License Agreement and Silan has successfully started manufacturing and supplying Sipex products using Sipex’s process technology under the Wafer Supply Agreement. Silan will pay $1.2 million to Sipex upon the delivery of the equipment to Silan. Sipex is responsible for obtaining the necessary United States export licenses and authorizations for shipment of the production equipment.

The Process Technology Transfer and License Agreement specifies the terms and phrases including intellectual property rights, licenses and Sipex process technology materials described in this agreement and details the delivery of process technology to Silan through technical training at Sipex’s facility and technical support at Silan’s facilities. Subject to the terms and conditions of this agreement and the Master Agreement, Sipex has granted Silan, a personal, royalty-free, internal, non-exclusive, non-transferable, non-sublicensable license to Sipex’s process technology and related materials to modify such technology and to make, sell, and offer for sale products that incorporate such technology. This agreement also covers the ownership of improvements to the process technology, costs and expenses incurred as well as related reimbursements, payments of taxes and indemnification related to third party claims made against the process technology. In consideration of the transfer of Sipex’s process technology to Silan, Sipex will be paid a total of $300,000 within 45 days after the execution of the Transaction Agreements.

The Wafer Supply Agreement prescribes the purchase commitment by Sipex as well as terms and conditions regarding supply commitments by Silan, product qualification and manufacturing changes, forecasts, purchase orders, production holds, testing of products, procedures for shipping, package and product returns, specifications, cycle time, quality assurance, product warranties, intellectual property, indemnification, upgrades of Silan’s facilities, resident inspections, technical support, taxes and payment terms. Under this agreement, Sipex is obligated to purchase a predetermined minimum volume of wafers from Silan every quarter for a period of time. If Sipex fails to do so and does not make up its shortfall in the next quarter, it would have to pay a penalty equal to 100% of the price for such shortfall of wafers. Silan is also subject to similar penalties, adjusted for variables, based on a fixed volume of wafers produced per quarter. Additionally, Sipex will be given an initial wafer price reduction up to a certain level of purchases from Silan.

Pursuant to the Product License Agreement, Silan has been granted the license to further use Sipex’s maskworks and other product technology to make semiconductor devices for itself and for sale to third parties, subject to the terms and conditions of this agreement. In return, Sipex will be entitled to royalty payments from Silan for licensed products sold. License restrictions, technology improvements, design intellectual property claim indemnification, the right of sublicense, royalty calculations and related tax liabilities are also addressed in this agreement.

Sipex will file the copies of the Master Agreement and Transaction Agreements as exhibits to Sipex’s quarterly report on Form 10-Q for the quarter ending April 1, 2006. We encourage you to read these agreements at that time for a more complete understanding of the transaction. The foregoing description does not purport to be a complete description of the above agreements and is qualified in its entirety by reference to the full text of each agreement including the Master Agreement, Production Equipment Sale Agreement, Process Technology Transfer and License Agreement, Wafer Supply Agreement and Product License Agreement.

Item 8.01 Other Events.

Sipex issued a press release on February 27, 2006 announcing the transaction described under Item 1.01 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated February 27, 2006, announcing the signing of a definitive agreement with Silan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

March 3, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Sr. VP of Finance

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 27, 2006, announcing the signing of a definitive agreement with Silan